Exhibit 99.1

For Immediate Release

Contact:
David Bulger (Company)	Jerry Daly or Carol McCune
CFO, Treasurer and EVP	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust to Acquire Leases from Innkeepers Hospitality

PALM BEACH, Fla., August 11, 2003—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced that it has agreed to acquire 61 hotel leases from its principal lessee, Innkeepers Hospitality. The company has formed wholly owned taxable REIT subsidiaries (TRS) to acquire the leases as permitted by the REIT Modernization Act. The TRS lessees will acquire the 61 hotel leases for $5.25 million in cash. The TRS lessees will enter into long-term management contracts with Innkeepers Hospitality to operate the hotels. Innkeepers Hospitality is controlled by Jeffrey H. Fisher, who also is the chief executive officer, president and chairman of the board of trustees of the company.

The primary terms of the new management contracts will be as follows:

•	Innkeepers Hospitality will receive base management fees equal to 3 percent of gross revenues, a $750 per hotel per month accounting services fee, plus an incentive management fee that is described below. The 2002 proforma gross revenues of the 61 hotels subject to the leases being acquired was $182 million, which would have resulted in base management fees under the new management agreements of

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approximately $5.5 million. Innkeepers Hospitality has advised the company that its 2002 corporate overhead (excluding dividend and interest income of $0.5 million) approximated $5.6 million. The company will not assume the cost of any of Innkeepers Hospitality’s corporate overhead or functions as a result of the transaction.

•	Innkeepers Hospitality will be paid an incentive management fee equal to 50 percent of any hotel available cash flow and the company’s TRS lessees will retain the other 50 percent. Hotel available cash flow is generally gross hotel revenues less a) hotel operating expenses, including franchise fees, b) the base management and accounting services fees payable to Innkeepers Hospitality under the management agreements, and c) base and percentage rent (paid by the TRS lessees to the company).

•	Innkeepers Hospitality will not receive any incentive management fees until the company receives from the TRS lessees all prior and current year base and percentage rent accruing during the initial 10-year term of the management agreements. Under the management contracts, Innkeepers Hospitality will not be responsible for any losses incurred by the TRS lessees (from hotel operations or otherwise). The existing leases are being acquired by the TRS lessees without any modification to existing rent formulas, or other economic terms, and the incentive management fee is effectively subordinated to the existing leases during the initial 10-year term.

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•	The initial term of the management contracts will be 10 years, and each management agreement will provide for two five-year extension terms, exercisable at Innkeepers Hospitality’s option so long as it is not in default under the management contracts.

In connection with the acquisition of the leases the TRS lessees will also become the franchisees for the hotels. The TRS lessees will be responsible for all required payments to the franchisors. These fees include the conversion fees payable to Marriott in connection with the recent termination of Marriott management agreements on 17 hotels and the execution of long-term Marriott franchise agreements for these hotels.

The company expects to file later today a current report on form 8-K relating to the transaction, including proforma financial information for the company.

“Company shareholders should benefit from this transaction in several ways,” said David Bulger, the company’s chief financial officer, treasurer and executive vice president. “In addition to percentage lease rent, which will continue to be payable to the company by the TRS lessees, the leases are being acquired, arguably, in the trough phase of this business cycle, and the company (through the TRS lessees) should benefit from any eventual recovery in RevPAR by retaining 50 percent of any future hotel available cash flow. Additionally, the company will have greater control over its assets through the terms of the management agreements. Innkeepers Hospitality’s interests will be better aligned with those of the company because its incentive compensation is based upon hotel available cash flow. The TRS structure also will make the company’s financial reporting more comparable to its peers.”

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The TRS transaction was approved by a special committee of the company’s board of trustees, which was comprised of the six independent trustees, being all of the trustees except Mr. Fisher. The six independent trustees also separately acted as the board of trustees in approving the transaction, with Mr. Fisher recusing himself from board of trustee deliberations and approval. The special committee retained an independent financial advisor and legal counsel to advise it. Houlihan, Lokey, Howard and Zukin (Houlihan Lokey) acted as the independent financial advisor to the company’s special committee, and Greenberg, Traurig LLP acted as legal counsel to the special committee. Houlihan Lokey negotiated the transaction and delivered to the special committee an opinion that, subject to certain assumptions and conditions, the TRS transaction is fair to the company from a financial point of view. Flint Creek Partners, LLC, served as exclusive financial advisor to Innkeepers Hospitality.

The completion of the transaction is subject to a number of conditions, including lender approval and Innkeepers Hospitality’s qualification as an “eligible independent contractor,” as defined in the REIT Modernization Act. The acquisition of Innkeepers Hospitality’s hotel leases and the entering into of management contracts will occur in phases as Innkeepers Hospitality obtains additional hotel management business with third parties. The agreement requires the first phase of lease acquisitions to include leases for 23 specific hotels, and the company expects to close the acquisition of those leases in the third quarter of 2003.

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 68

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hotels with a total of 8,399 suites or rooms in 23 states and focuses on acquiring and/or developing Residence Inns by Marriott and other upscale extended-stay hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Cautionary statements set forth in reports filed by the company from time to time with the Securities and Exchange Commission discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or changes in domestic or international political environments, have affected and may continue to negatively affect the travel industry and the company, and the negative effects of such events that may occur in the future cannot be fully anticipated, (ii) the relative strength and performance of businesses and industries that are important demand generators in the company’s key markets (e.g., technology, automotive, aerospace), (iii) international, national, regional and local economic conditions that will, among other things, affect demand for the company’s hotel rooms and the availability and terms of financing, (iv) the company’s ability to maintain its properties in competitive condition, (v) the company’s ability to acquire or develop additional properties and risks that potential acquisitions or developments may not perform in accordance with expectations, (vi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), and (vii) the complex tax rules that the company must satisfy to qualify as a REIT, and other governmental regulation. Factors which affect the company’s ability to complete the transaction described in this press release include (i) lender approvals and (ii) Innkeepers Hospitality obtaining a sufficient amount of hotel management business from third parties so as to qualify as an eligible independent contractor under the REIT Modernization Act. Satisfaction of these conditions is outside the control of the company, and there can be no assurance as to if, or when, these conditions will be met.